AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND
ASSUMPTION OF OBLIGATIONS

          This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of September 12, 2008, by Volcan Holdings, Inc., a Delaware corporation (“Assignor”), and Dunn Mining Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Assignor (“Assignee”).

          WHEREAS, Assignor and its predecessor (Dunn Mining, Inc.) intends to commence operations as an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits discovered that demonstrate economic feasibility (the “Business”); and

          WHEREAS, Assignor and its predecessor (Dunn Mining, Inc.) desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets of Assignor relating to the operation of the Business, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Business, on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1.      Assignment.

          1.1.      Assignment of Assets. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business (the “Assets”), including, but not limited to, the Assets listed on Exhibit A hereto, and identified in part by reference to Assignor’s predecessor’s balance sheet as of May 31, 2008, filed with the Securities and Exchange Commission as part of Assignor’s predecessor’s quarterly report on Form 10-QSB on July 15, 2008 (the “Balance Sheet”). Notwithstanding anything to the contrary contained herein, the term Assets shall not include either the assets of or the business conducted by Volcan Australia Corporation Pty Ltd, an Australian proprietary corporation.

          1.2      Further Assurances. Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

          Section 2.      Assumption.

          2.1      Assumed Liabilities. As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Business whenever arising (the “Liabilities”), including, but not limited to, the Liabilities listed on Exhibit B, and identified in part by reference to the Balance Sheet.

          2.2      Further Assurances. Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

          Section 3.      Headings. The descriptive headings contained in this Transfer and Assumption Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

          Section 4.      Governing Law. This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

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[SIGNATURE PAGE TO TRANSFER AND ASSUMPTION AGREEMENT]

          IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

VOLCAN HOLDINGS, INC.

By: /s/ Pnina Feldman
Name: Pnina Feldman
      Title: Chief Executive Officer

DUNN MINING HOLDINGS, INC.

By: Volcan Holdings, Inc.,
        Its sole stockholder

By: Gregory P. Byrne
       Name: Gregory Paul Byrne
       Title: President

Exhibit A

          (a)      All of the equipment, computers, servers, hardware, appliances, implements, and all other tangible personal property that are owned by Assignor and have been used in the conduct of the Business;

          (b)      all inventory associated with the Business;

          (c)      all real property and real property leases to which Assignor is a party, and which affect the Business or the Assets;

          (d)      all contracts to which Assignor is a party, or which affect the Business or the Assets, including leases of personal property;

          (e)      all rights, claims and causes of action against third parties resulting from or relating to the operation of the Business or the Assets, including without limitation, any rights, claims and causes of action arising under warranties from vendors and other third parties;

          (f)      all governmental licenses, permits, authorizations, consents or approvals affecting or relating to the Business or the Assets;

          (g)      all accounts receivable, notes receivable, prepaid expenses and insurance and indemnity claims to the extent related to any of the Assets or the Business;

          (h)      all goodwill associated with the Assets and the Business;

          (i)      all business records, regardless of the medium of storage, relating to the Assets and/or the Business, including without limitation, all schematics, drawings, customer data, subscriber lists, statistics, promotional graphics, original art work, mats, plates, negatives, accounting and financial information concerning the Assets or Business;

          (j)      all internet domain names and URLs of the Business, software, inventions, art works, patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, know-how, service marks, trade names, trademarks, trademark applications, copyrights, source and object codes, customer lists, drawings, ideas, algorithms, processes, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights owned by or licensed to Assignor used in the Business, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof; and

          (k)      all other privileges, rights, interests, properties and assets of whatever nature and wherever located that are owned, used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted or planned to be conducted.

Exhibit B

          (a)      All liabilities in respect of indebtedness of Assignor related to the Business;

          (b)      product liability and warranty claims relating to any product or service of Assignor associated with the Business;

          (c)      taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by Assignor to any federal, provincial, municipal or other government, domestic or foreign, incurred in the conduct of the Business;

          (d)      liabilities for salary, bonus, vacation pay, severance payments damages for wrongful dismissal, or other compensation or benefits relating to Assignor’s employees employed in the conduct of the Business; and

          (e)      any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim (including any claim for breach or non-performance of any contract) based upon actions, omissions or events relating to the Business.